Exhibit 99.1

Walgreens Boots Alliance Accelerates Full Acquisition of

High-Performing Shields Health Solutions

WBA Completes Another Major Milestone in Its

Consumer-Centric Healthcare Strategy to Drive Long-Term Growth

WBA Also Announces New Leadership Structure for U.S. Business Segment

DEERFIELD, Ill., Sept. 20, 2022 – Walgreens Boots Alliance, Inc. (Nasdaq: WBA) today announced the acceleration of its plans for full ownership of Shields Health Solutions (Shields), which is delivering strong financial performance, clinical excellence and value-add contributions to WBA’s business. WBA has entered into a definitive agreement to acquire the remaining 30% stake (approximately 35% on a fully-diluted basis) for approximately $1.37 billion, which is based on the exit multiple agreed at the time of WBA’s 2021 investment in Shields.

Shields is a leader in the large, fast-growing market of specialty pharmacy, and is the premier health system-owned specialty pharmacy integrator in the United States. WBA’s full acquisition of Shields from other equity holders (including private equity firm Welsh, Carson, Anderson & Stowe and Founder and Board Chairman Jack Shields) follows the increase of WBA’s stake to approximately 70% in September 2021. The transaction is expected to close by the end of the 2022 calendar year.

“Our full acquisition of Shields will complete another major milestone as part of our consumer-centric healthcare strategy to drive sustainable long-term growth, and we are very pleased with our partnership and integration with Shields,” said Roz Brewer, CEO, WBA. “We can now make further progress on our strategy through Shields’ integrated model, increasing our value to health systems, expanding access to payor partners and supporting improved outcomes and lower costs.”

Shields has continued to rapidly expand its platform, which has a proven track record of improving patient outcomes and lowering total medical expense for health systems and patients. As an accelerator of health system-owned specialty pharmacies, Shields has served more than 1 million patients, with nearly 80 health system partners representing approximately 1,000 hospitals nationwide.

Shields delivered pro forma sales growth of 57% for the first nine months of fiscal 2022, driven by key contract wins, further expansion of existing partnerships and strong executional focus. It will play a central role as Walgreens continues to align capabilities across primary care, specialty pharmacy care, post-acute care and home care.

Shields will continue as a distinct business and brand within Walgreens. John Lucey, co-founder and current president of Shields, will lead the organization as CEO of Shields, and current Shields CEO Lee Cooper will take on a new executive role within WBA. Lucey partnered with Jack Shields 10 years ago to start the business and has led its operations for most of that time.

“This transaction validates our tremendous impact to health systems and specialty patients, as well as the consistent growth and innovation the Shields team has achieved over the last decade,” said Cooper. “As an important business within Walgreens, and under John Lucey’s leadership, Shields will be well-positioned to continue to scale its unique integrated care model for the benefit of all stakeholders.”

“We’re thankful for the outstanding partnership we’ve enjoyed over the past three years with the Shields management team, Founder Jack Shields, UMass Memorial Health and WBA. We greatly appreciate the team’s work to build an awesome company. From day one, it has been a terrific experience working with the Shields and WBA teams,” said Tom Scully, general partner, Welsh, Carson, Anderson & Stowe.

WBA’s U.S. Business Segment Leadership

Separately, WBA is also announcing a new leadership structure for its U.S. business segment today. Walgreens President John Standley is leaving the company to pursue other opportunities, and the segment will now be organized under two leaders: Pharmacy led by Cooper, and Retail led by Tracey Brown, president, Walgreens Retail Products and chief customer officer. Both will report directly to Brewer and serve on the Executive Leadership Team. Cooper has been appointed to the role of executive vice president, Walgreens Pharmacy, beginning Oct. 1, and Standley will remain at the company until Nov. 1 to ensure a smooth transition.

“Lee has demonstrated proven success in driving business growth, creating omni-channel customer experiences and building high-performance cultures, and will partner very closely with Tracey, who has made major strides for our company since joining just over a year ago. We are confident that we have the right leadership in place to advance our strategic priorities and be the leading partner in reimagining healthcare,” said Brewer. “We are also very grateful to John Standley for his many contributions, and want to thank him for everything he has done for our company and wish him the very best. He led the team through a challenging time during the pandemic, and was integral to our unprecedented national rollout of COVID-19 vaccines and testing and to laying the foundation for our transformation to a healthcare company.”

Cooper is a distinguished leader in the healthcare industry. He formerly served as the President and CEO of GE Healthcare, U.S. and Canada, where he led an $8 billion commercial and service organization through a period of steady growth. In that role, he partnered with care providers, healthcare systems and governments to improve healthcare quality, access and affordability. Cooper subsequently joined Welsh, Carson, Anderson & Stowe as an operating partner focused on healthcare investments in 2019, before assuming his role as CEO of Shields in 2020.

“In my new role leading Walgreens Pharmacy, I look forward to leveraging my deep healthcare experience to deliver transformative experiences for Walgreens patients, partners and team members,” said Cooper.

Additional Information

Sidley Austin LLP acted as legal advisor for WBA. Ropes & Gray LLP acted as lead legal advisor for Shields, along with Goodwin Procter LLP and K&L Gates LLP.

About Walgreens Boots Alliance

Walgreens Boots Alliance (Nasdaq: WBA) is an integrated healthcare, pharmacy and retail leader serving millions of customers and patients every day, with a 170-year heritage of caring for communities.

A trusted, global innovator in retail pharmacy with approximately 13,000 locations across the U.S., Europe and Latin America, WBA plays a critical role in the healthcare ecosystem. The company is reimagining local healthcare and well-being for all as part of its purpose – to create more joyful lives through better health. Through dispensing medicines, improving access to a wide range of health services, providing high quality health and beauty products and offering anytime, anywhere convenience across its digital platforms, WBA is shaping the future of healthcare.

WBA has more than 315,000 team members and a presence in nine countries through its portfolio of consumer brands: Walgreens, Boots, Duane Reade, the No7 Beauty Company, Benavides in Mexico and Ahumada in Chile. Additionally, WBA has a portfolio of healthcare-focused investments located in several countries, including China and the U.S.

The company is proud of its contributions to healthy communities, a healthy planet, an inclusive workplace and a sustainable marketplace. WBA has been recognized for its commitment to operating sustainably: it is an index component of the Dow Jones Sustainability Indices (DJSI) and was named to the 100 Best Corporate Citizens 2021.

More company information is available at www.walgreensbootsalliance.com.

Cautionary note regarding forward-looking statements

All statements in this release that are not historical including, without limitation, those regarding the closing and anticipated effects of the transaction, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “pilot,” “project,” “intend,” “plan,” “goal,” “target,” “aim,” “continue,” “believe,” “seek,” “anticipate,” “upcoming,” “may,” “possible,” and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated or anticipated. These risks, assumptions and uncertainties include those described in Item 1A (Risk Factors) of our Annual Report on Form 10-K for the fiscal year ended August 31, 2021 and in other documents that we file or furnish with the Securities and Exchange Commission. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. All forward-looking statements we make or that are made on our behalf are qualified by these cautionary statements. Accordingly, you should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

We do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

WBA Media Relations

USA / Kelli Teno, +1 312 402 5060

WBA Investor Relations

Tiffany Kanaga, +1 847 315 2922